Sunworks Appoints Former CFO Paul McDonnel as Interim CFO

ROSEVILLE, Calif. January 30, 2019 - Sunworks, Inc. (Nasdaq: SUNW), a provider of solar power solutions for agriculture, commercial and industrial (ACI), public works and residential markets, today announced that Phil Radmilovic, the Company’s Chief Financial Officer will resign to pursue other career opportunities.

Mr. Radmilovic will continue in his role until February 22, 2019 to ensure an orderly transition of his responsibilities. Sunworks has appointed Paul McDonnel, its Treasurer and CFO from September 2016 – June 2018, to serve as interim CFO until a successor is identified.

Chuck Cargile, Sunworks Chief Executive Officer said, “I would like to thank Phil for his service as our CFO and would also like to thank Paul for agreeing to step back into this role on an interim basis. Paul is very familiar with the position, and we do not anticipate any disruption or impact on our operations during the transition period.”

Mr. Radmilovic’s resignation is not due to any disagreement with the Company or its management with respect to any matter relating to the Company’s operations, policies or its practices.

About Sunworks, Inc.

Sunworks, Inc. (NASDAQ:SUNW) is a premier provider of high performance solar power systems. We are committed to quality business practices that exceed industry standards and uphold our ideals of ethics and safety. Sunworks continues to grow its presence, expanding nationally with regional and local offices. We strive to consistently deliver high quality, performance-oriented solutions for customers in a wide range of industries including agricultural, commercial and industrial, federal, public works, and residential. Our dedication to excellence is reflected in our 25-year warranty, a benchmark that we stand by to support our customers above and beyond their expectations. Sunworks’ diverse, seasoned workforce includes distinguished veterans who bring a sense of pride, discipline, and professionalism to their interaction with customers. All our employees uphold our company’s guiding principles each day. Sunworks is a member of the Solar Energy Industries Association (SEIA) and is a proud advocate for the advancement of solar power. For more information, visit www.sunworksusa.com

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," “will,” "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, these they are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These risks include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive, regulatory, environmental and other factors affecting the Company and its operations, markets, products, and prospects for sales, lower revenues, failure to earn profit, higher costs than expected, persistent operating losses, ownership dilution, inability to repay debt, failure of acquired businesses to perform as expected, the inability to complete projects within anticipated timeframes and costs, the impact of tariffs imposed by governmental bodies, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company. We also refer you to the risks described in “Risk Factors” in Part I, Item 1A of Sunworks, Inc.’s Annual Report on Form 10-K and in the other reports and documents we file with the Securities and Exchange Commission from time to time.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Relations Contact:

Rob Fink

Hayden IR

646-415-8972

rob@haydenir.com